                                                                   EXHIBIT 12.01
                        Quintiles Transnational Corp.
              Computation of Ratio of Earnings to Fixed Charges

                                                                                                  For the Nine
                                                For the year ended December 31, (1)             Months Ended (2)
                                         ------------------------------------------------      ------------------
                                           1992      1993      1994      1995      1996        September 30, 1997
                                         --------  --------  --------  --------  --------      -------------------
Pre-tax income                            $6,773   $ 9,037    $16,045   $25,361   $22,897            $60,651

Interest                                   1,285     2,686      2,795     3,765     8,908              6,014

Interest portion of rental expense           362       654        762     1,096     2,208              2,030

Amortization of debt expense and
  discount and premium                         0         0          0         0       618                770
                                          ------   -------    -------   -------   -------            -------
      Adjusted earnings                   $8,420   $12,377    $19,602   $30,222   $34,631            $69,465
                                          ======   =======    =======   =======   =======            =======

Interest                                  $1,285   $ 2,686    $ 2,795   $ 3,765   $ 8,908            $ 6,014

Interest portion of rental expense           362       654        762     1,096     2,208              2,030

Amortization of debt expense and
  discount and premium                         0         0          0         0       618                770
                                          ------   -------    -------   -------   -------            -------
      Fixed charges                       $1,647   $ 3,340    $ 3,557   $ 4,861   $11,734            $ 8,814
                                          ======   =======    =======   =======   =======            =======

Ratio of earnings to fixed charges          5.11      3.71       5.51      6.22      2.95               7.88
                                          ======   =======    =======   =======   =======            =======

(1) Computations include all periods presented for Quintiles Transnational Corp. restated to include the effects of the pooling of interests mergers with Action International Marketing Services Limited, CerebroVascular Advances, Inc., and Clindepharm International (Pty) Limited.

(2) Computations include Quintiles Transnational Corp. restated to include the effects of the pooling of interests transactions with Butler Communications Inc., Action International Marketing Services Limited, CerebroVascular Advances, Inc., Intelligent Imaging,Inc., Clindepharm International (Pty) Limited and Rapid Deployment Services.

                                                                   EXHIBIT 12.01
                                                                     (Continued)

                        Quintiles Transnational Corp.
              Computation of Ratio of Earnings to Fixed Charges

                                                                                                  For the Nine
                                                For the year ended December 31, (1)             Months Ended (3)
                                         ------------------------------------------------      ------------------
                                           1992      1993      1994      1995     1996 (2)     September 30, 1997
                                         --------  --------  --------  --------  --------      ------------------
Pre-tax income                            $6,773   $ 9,037    $16,045   $25,361   $50,744            $60,651

Interest                                   1,285     2,686      2,795     3,765     8,908              6,014

Interest portion of rental expense           362       654        762     1,096     2,208              2,030

Amortization of debt expense and
  discount and premium                         0         0          0         0       618                770
                                          ------   -------    -------   -------   -------            -------
      Adjusted earnings                   $8,420   $12,377    $19,602   $30,222   $62,478            $69,465
                                          ======   =======    =======   =======   =======            =======

Interest                                  $1,285   $ 2,686    $ 2,795   $ 3,765   $ 8,908            $ 6,014

Interest portion of rental expense           362       654        762     1,096     2,208              2,030

Amortization of debt expense and
  discount and premium                         0         0          0         0       618                770
                                          ------   -------    -------   -------   -------            -------
      Fixed charges                       $1,647   $ 3,340    $ 3,557   $ 4,861   $11,734            $ 8,814
                                          ======   =======    =======   =======   =======            =======

Ratio of earnings to fixed charges          5.11      3.71       5.51      6.22      5.32               7.88
                                          ======   =======    =======   =======   =======            =======

(1) Computations include all periods presented for Quintiles Transnational Corp. restated to include the effects of the pooling of interests mergers with Action International Marketing Services Limited, CerebroVascular Advances, Inc., and Clindepharm International (Pty) Limited.

(2) Excludes non-recurring charges for transaction and restructuring costs of $27.8 million in 1996.

(3) Computations include Quintiles Transnational Corp. restated to include the effects of the pooling of interests transactions with Butler Communications Inc., Action International Marketing Services Limited, CerebroVascular Advances, Inc., Intelligent Imaging,Inc., Clindepharm International (Pty) Limited and Rapid Deployment Services.